Exhibit 99.1

For Immediate Release	CONTACT: Bill Newbould Endo Pharmaceuticals (610) 558-9800

Endo Pharmaceuticals names Peter A. Lankau President and Chief Operating Officer

Mariann T. MacDonald to Retire at Year-End from Position as Executive Vice President, Operations

     CHADDS FORD, Pa., April 9, 2003 – Endo Pharmaceuticals Inc., a wholly owned subsidiary of Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), today announced that Peter A. Lankau, Senior Vice President, U.S. Business, has been named President and Chief Operating Officer of the Company. Carol A. Ammon will remain as Chairman and Chief Executive Officer.

     Peter A. Lankau joined Endo as Senior Vice President of the U.S. Business in July 2000. Prior to joining Endo, Mr. Lankau had over twenty-five years of sales and marketing experience, primarily with Aventis Pharmaceuticals (formerly Rhone-Poulenc Rorer, Inc.) “Peter has done an outstanding job in developing the business. Our success over the last few years is an example of the leadership and talent that he has brought to the organization. I am extremely pleased to see Peter now assume a broader role in the Company and look forward to his and the Company’s continued success,” said Carol A. Ammon, Chairman and CEO.

     In addition, Endo announced that Mariann T. MacDonald, Executive Vice President, Operations, would retire effective December 31, 2003. Ms. MacDonald co-founded the Company with Ms. Ammon in August 1997. Prior to joining Ms. Ammon to establish Endo, she spent approximately 28 years at DuPont Pharmaceuticals and affiliated entities (including DuPont Merck) holding a variety of positions. During her transition toward retirement at year-end, Ms. MacDonald will continue to have responsibility for Information Technology and Human Resources. “Mariann has been instrumental in establishing the Company over the last five years. Mariann has built an exceptional organization and provided outstanding leadership,” said Ms. Ammon. Operations will be the responsibility of Daniel J. Carbery, Endo’s Group Vice President, Operations. “Daniel Carbery has made significant contributions in his time at Endo, and I look forward to his continuing success,” continued Ms. Ammon.

     Endo Pharmaceuticals further announced that David A. H. Lee, M.D., Ph.D., formerly Senior Vice President, Research & Development and Regulatory Affairs, has been named Executive Vice President, Research & Development and Regulatory Affairs. Dr. Lee will continue to report to Ms. Ammon, Chairman and CEO.

About Endo

A wholly owned subsidiary of Endo Pharmaceuticals Holdings, Endo Pharmaceuticals Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. The company researches, develops, produces and markets a broad product offering of branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements are not historical facts and include information regarding the Company’s possible or assumed results of operations. Also, statements or expressions that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” or similar expressions are forward-looking statements. Endo’s estimated or anticipated future results, product performance or other non- historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. The reader should not rely on any forward-looking statement. The Company undertakes no obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of the Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 9, 2000, as amended, and in Endo’s Registration Statement on Form S-3 dated October 17, 2001. Readers should evaluate any statement in light of these important factors.

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